Exhibit 5.1

December 3, 2019

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:	Fidelity National Information Services, Inc.

0.125% Senior Notes due 2022, 0.625% Senior Notes due 2025, 1.000% Senior Notes due 2028 and 2.250% Senior Notes due 2029

Ladies and Gentlemen:

We have acted as special counsel for Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), in connection with the issuance and sale of €1,000,000,000 principal amount of its 0.125% Senior Notes due 2022 (the “2022 Euro Notes”), €625,000,000 principal amount of its 0.625% Senior Notes due 2025 (the “2025 Euro Notes”), €625,000,000 principal amount of its 1.000% Senior Notes due 2028 (the “2028 Euro Notes” and, together with the 2022 Euro Notes and the 2025 Euro Notes, the “Euro Notes”) and £300,000,000 principal amount of its 2.250% Senior Notes due 2029 (the “Sterling Notes”) (the Euro Notes and the Sterling Notes collectively, the “Securities”), pursuant to the Underwriting Agreement, dated November 21, 2019 (the “Underwriting Agreement”), among the Company and the underwriters listed on Schedule 1 thereto (the “Underwriters”). The Securities will be issued pursuant to an Indenture, dated as of April 15, 2013 (the “Base Indenture”), among the Company, certain other parties thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended by a Twenty-Sixth Supplemental Indenture, with respect to the 2022 Euro Notes, to be dated as of December 3, 2019 (the “Twenty-Sixth Supplemental Indenture”), a Twenty-Seventh Supplemental Indenture, with respect to the 2025 Euro Notes, to be dated as of December 3, 2019 (the “Twenty-Seventh Supplemental Indenture”), a Twenty-Eighth Supplemental Indenture, with respect to the 2028 Euro Notes, to be dated as of December 3, 2019 (the “Twenty-Eighth Supplemental Indenture”), and a Twenty-Ninth Supplemental Indenture, with respect to the Sterling Notes, to be dated as of December 3, 2019 (the “Twenty-Ninth Supplemental Indenture” and, together with the Twenty-Sixth Supplemental Indenture, the Twenty-Seventh Supplemental Indenture and the Twenty-Eighth Supplemental Indenture, the “Supplemental Indentures” and, collectively with the Base Indenture, the “Indenture”).

The offer and sale of the Securities is being made pursuant to the Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-232920), relating to the Securities and other securities, filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), including the prospectus supplement, dated November 21, 2019 (the “Prospectus Supplement”), filed by the Company with the Commission on November 22, 2019. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Fidelity National Information Services, Inc.

December 3, 2019

We have examined (a) the Registration Statement; (b) the Prospectus Supplement; (c) an executed copy of the Underwriting Agreement; (d) a copy of the certificate, dated December 3, 2019, representing the 2022 Euro Notes; (e) a copy of the certificate, dated December 3, 2019, representing the 2025 Euro Notes; (f) a copy of the certificate, dated December 3, 2019, representing the 2028 Euro Notes; (g) a copy of the certificate, dated December 3, 2019, representing the Sterling Notes and (h) an executed copy of the Indenture. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other corporate records, agreements, instruments, certificates, and documents and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company have been maintained in accordance with proper corporate procedures. As to any facts material to our opinion, we have, when the relevant facts were not independently established, relied upon the documents referred to in clauses (a) through (h) above and the aforesaid other agreements, instruments, certificates, documents and records, as well as upon statements and certificates of officers and other representatives of the Company and others and of public officials. We have assumed that such statements, and that the representations in such documents, agreements, instruments, certificates and records, are and will continue to be true and complete without regard to any qualification as to knowledge or belief.

We have also assumed for purposes of this opinion letter, without investigation, that: (i) each of the parties to the Indenture and the Securities (collectively, the “Transaction Documents”) and each person executing and delivering any of the Transaction Documents by or on behalf of any such party, has the full power, authority and legal capacity (including the taking of all requisite action) to execute, deliver and perform, or cause the performance of, as the case may be, such party’s obligations under the Transaction Documents; (ii) each of the parties to any of the Transaction Documents has been duly formed and organized and each of such parties is validly existing and, if applicable, in good standing, in the respective jurisdiction of its formation; (iii) each of the parties to any of the Transaction Documents has duly authorized, executed and delivered each such Transaction Document; (iv) the execution and delivery by any party of, and the performance of its obligations under, the Transaction Documents, does not and will not contravene, conflict with, violate, or result in a breach of or default under any law, rule, regulation, resolution, guideline, interpretation, restriction, limitation, policy, procedure, ordinance, order, writ, judgment, decree, determination, or ruling applicable to such party, or to the property of such party; (v) any authorization, approval, consent, waiver, or other action by, notice to, or filing, qualification, or declaration with, any governmental or regulatory authority or body or other person required for the due execution, delivery, or performance of any of the Transaction Documents or the consummation of the transactions contemplated thereby, including the issuance and sale of the Securities, by or on behalf of any of the parties to any such Transaction Document has been obtained or made; and (vi) any litigation relating to the Transaction Documents will be brought before a New York State court or a United States federal court sitting in New York.

Fidelity National Information Services, Inc.

December 3, 2019

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that when the certificates representing the Securities have been authenticated and delivered by the Trustee in accordance with the terms of the Indenture, and the Securities have been delivered by the Company to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally and to general equitable principles, regardless of whether such principles are considered in a proceeding at law or in equity.

The opinion expressed herein is limited in all respects to the laws of the State of New York, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed herein. We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Securities. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

This opinion letter is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any circumstances that may come to our attention after the date hereof with respect to the opinion and statements set forth above, including any changes in applicable law that may occur after the date hereof.

We consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K to be filed in connection with the issuance and sale of the Securities, which will be incorporated by reference into the Registration Statement and the Prospectus Supplement and to the use of our name under the heading “Legal Matters” contained in the Prospectus Supplement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP